Exhibit 4.1

Execution Copy

AMERICAN EXPRESS ISSUANCE TRUST II

AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

between

AMERICAN EXPRESS NATIONAL BANK

and

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

Dated as of April 1, 2018

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TABLE OF CONTENTS

(continued)

EXHIBIT A	FORM OF AGGREGATE ADDITION ACCOUNT SUPPLEMENTAL
	CONVEYANCE	A-1

EXHIBIT B	FORM OF SUPPLEMENTAL CONVEYANCE FOR NEW
	ACCOUNTS	B-1

SCHEDULE 1	LIST OF ACCOUNTS	S-1

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AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of April 1, 2018, by and between AMERICAN EXPRESS NATIONAL BANK, a national banking association (together with its successors and assigns, “AENB”), as seller, and AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation (together with its successors and assigns, “TRS”), as purchaser.

W I T N E S S E T H:

WHEREAS, American Express Centurion Bank, a Utah state-chartered industrial bank (“Centurion”), and TRS previously entered into a Receivables Purchase Agreement, dated as of October 24, 2012, as amended and restated as of July 29, 2016 (the “Centurion – TRS Agreement”);

WHEREAS, pursuant to the Centurion – TRS Agreement, TRS has purchased, from time to time, certain Receivables (hereinafter defined) existing or arising in designated charge accounts of Centurion;

WHEREAS, American Express Bank, FSB, a federal savings bank (“FSB”), and TRS previously entered into a Receivables Purchase Agreement, dated as of October 24, 2012, as amended and restated as of July 29, 2016 (the “FSB – TRS Agreement” and, together with the Centurion – TRS Agreement, the “Original Agreements”);

WHEREAS, pursuant to the FSB – TRS Agreement, TRS has purchased, from time to time, certain Receivables (hereinafter defined) existing or arising in designated charge accounts of FSB;

WHEREAS, as of April 1, 2018 (the “Bank Merger Date”), (i) Centurion has converted into AENB pursuant to the National Bank Act and regulations of the Office of the Comptroller of the Currency and (ii) FSB has merged with and into AENB pursuant to the Agreement and Plan of Merger, dated February 23, 2018, between AENB and FSB;

WHEREAS, AENB, as successor by conversion to Centurion, desires to expressly assume the performance of every covenant and obligation of Centurion under the Centurion – TRS Agreement;

WHEREAS, AENB, as successor by merger to FSB, desires to expressly assume the performance of every covenant and obligation of FSB under the FSB – TRS Agreement;

WHEREAS, TRS desires to purchase, from time to time, certain Receivables (hereinafter defined) existing or arising in designated charge accounts of AENB;

WHEREAS, AENB desires to sell and assign, from time to time, certain Receivables (hereinafter defined) to TRS upon the terms and conditions hereinafter set forth;

WHEREAS, it is contemplated that the Receivables purchased hereunder will be transferred by TRS to American Express Receivables Financing Corporation VIII LLC (“RFC VIII”) and by RFC VIII to the Trust under the terms of the Transfer Agreement in connection with the issuance of notes secured by the Receivables (each capitalized term as hereinafter defined);

WHEREAS, AENB agrees that all representations, warranties, covenants and agreements made by AENB herein with respect to the Accounts and the Receivables shall also be for the benefit of RFC VIII, the Trust, the Owner Trustee, the Indenture Trustee and the Noteholders (each capitalized term as hereinafter defined);

WHEREAS, it is contemplated that this Agreement will define the contractual rights and responsibilities of AENB and TRS, including, but not limited to, representations and warranties, ongoing disclosure requirements and measures to avoid conflicts of interest;

WHEREAS, it is contemplated that this Agreement will provide authority for AENB to fulfill its duties and exercise its rights as the seller under this Agreement separate and apart from its duties and rights as servicer, administrator or any other role or capacity which it shall assume in connection with the issuance of notes secured by the Receivables (hereinafter defined); and

WHEREAS, pursuant to this Agreement, AENB and TRS desire to amend and restate the Original Agreements.

NOW, THEREFORE, it is hereby agreed by and between AENB and TRS as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. All capitalized terms used herein or in any certificate, or document made or delivered pursuant hereto, and not defined herein or therein, shall have the following meanings:

“Account” shall mean (a) each Initial Account, (b) each Additional Account (but only from and after the Addition Date with respect thereto) and (c) each Related Account. The term “Account” shall include any account replacing an Account (as defined in the TRS-RFC VIII Receivables Purchase Agreement) in connection with the transfer of ownership of such Account (as defined in the TRS-RFC VIII Receivables Purchase Agreement) from an Account Owner to the Seller (provided that such replacement account can be traced or identified by reference to, or by way of, the code designation in the securitization field of such replacement account, which code designation is contained in the computer or other records of the Seller or the Servicer used to generate the Account Schedule). The term “Account” shall exclude (i) any Deleted Account and (ii) any Account, all the Receivables of which are reassigned to TRS pursuant to Section 6.01 or Section 6.02. The term “Account” shall include any Removed Account only prior to the Removal Date with respect thereto.

“Account Agreement” shall mean, with respect to an Account, the agreements between the Seller and an Obligor governing the terms and conditions of such Account, as such agreements may be amended, modified or otherwise changed from time to time.

“Account Guidelines” shall mean the established policies and procedures of the Seller, (a) relating to the operation of its charge business which generally are applicable to its portfolio of similar accounts, including the policies and procedures for determining the creditworthiness of customers and the extension of charge privileges to customers, and (b) relating to the maintenance of accounts and collection of receivables, in each case as such policies and procedures may be amended, modified or otherwise changed from time to time.

“Account Owner” shall have the meaning specified in the TRS-RFC VIII Receivables Purchase Agreement.

“Account Schedule” shall mean a computer file or microfiche list containing a true and complete list of Accounts, identified by account number, and setting forth, with respect to each Account, the aggregate amount outstanding in such Account (a) on the Initial Cut-Off Date (for the Account Schedule delivered on the Closing Date) and (b) on the applicable Addition Cut-Off Date (for any Account Schedule relating to Additional Accounts).

“Addition Cut-Off Date” shall mean (a) with respect to each New Account, the date on which such New Account is originated, and (b) with respect to Aggregate Addition Accounts, the date specified as such in the related Aggregate Addition Account Supplemental Conveyance.

“Addition Date” shall mean (a) with respect to New Accounts, the date from and after which such New Accounts are to be included as Accounts pursuant to Section 2.03(a) and the related New Account Supplemental Conveyance, and (b) with respect to Aggregate Addition Accounts, the date from and after which such Aggregate Addition Accounts are included as Accounts pursuant to Subsection 2.02(a) and the related Aggregate Addition Account Supplemental Conveyance.

“Additional Account” shall mean each New Account and each Aggregate Addition Account.

“AENB” shall have the meaning specified in the initial paragraph of this Agreement.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Addition Account” shall mean each charge account established pursuant to an Account Agreement between the Seller and any Person, which account is designated pursuant to Section 2.02 to be included as an Account and identified on an Account Schedule delivered pursuant to Sections 2.01 and 2.02.

“Aggregate Addition Account Supplemental Conveyance” shall have the meaning specified in Subsection 2.02(b).

“Agreement” shall mean this Amended and Restated Receivables Purchase Agreement, as the same may be amended and supplemented from time to time.

“ARR Representations and Warranties” shall have the meaning specified in the Transfer Agreement.

“Asset Representations Review” shall have the meaning specified in the Transfer Agreement.

“Asset Representations Review Agreement” shall have the meaning specified in the Transfer Agreement.

“Asset Representations Reviewer” shall have the meaning specified in the Transfer Agreement.

“Bank Merger Date” shall have the meaning specified in the recitals hereto.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations, federal savings banks or state banking institutions in New York, New York, or any other State in which the principal executive offices of the Seller are located, are authorized or obligated by law, executive order or governmental decree to be closed.

“Centurion” shall have the meaning specified in the recitals hereto.

“Centurion – TRS Agreement” shall have the meaning specified in the recitals hereto.

“Closing Date” shall mean October 24, 2012.

“Collection Account” shall have the meaning specified in the Indenture.

“Collections” shall mean all payments (excluding Recoveries) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment.

“Conveyance” shall have the meaning specified in Subsection 2.01(a).

“Covered Representations” shall have the meaning specified in the Asset Representations Review Agreement.

“Credco” shall mean American Express Credit Corporation, a Delaware corporation, including any subsidiary thereof, and its successors and assigns.

“Date of Processing” shall mean, with respect to any transaction or receipt of Collections, the Business Day after such transaction or receipt is first output, in written form under the Servicer’s customary and usual practices, from the Servicer’s computer file of Accounts and accounts comparable to the Accounts (without regard to the effective date of recordation).

“Debtor Relief Laws” shall mean (a) the United States Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the rights of creditors of banks.

“Defaulted Receivable” shall mean a Principal Receivable which is charged off as uncollectible in accordance with the Account Guidelines and the Servicer’s customary and usual servicing procedures for servicing receivables comparable to the Receivables. A Principal Receivable shall become a Defaulted Receivable on the Date of Processing on which such Principal Receivable is recorded as charged-off on the Servicer’s computer file of Accounts.

“Deleted Account” shall mean any Removed Account as to which there are no Receivables arising therein (including Receivables that, though charged off as uncollectible, may generate Recoveries) owned by TRS.

“Discount Option Receivables” shall have the meaning specified in the Transfer Agreement.

“Early Amortization Event” shall have the meaning specified in the Indenture.

“Eligible Account” shall mean each charge account established pursuant to an Account Agreement between the Seller and any Person, which meets the following requirements as of the applicable Selection Date:

(a) is a charge account in existence and maintained with the Seller;

(b) is payable in United States dollars;

(c) has not been identified by the Seller or the Servicer in its computer files as canceled due to a related Obligor’s bankruptcy or insolvency;

(d) has an Obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a United States military address; provided, however, that, with the consent of TRS, as of such Selection Date, up to 3% of the aggregate amount of Receivables may have related Obligors who have provided, as their billing addresses, addresses located outside of such jurisdictions;

(e) if such account is a charge card account, has not been identified as an account with respect to which a related card has been lost or stolen;

(f) has not been sold or pledged by the Seller to any other party;

(g) does not have any receivables that have been sold or pledged by the Seller to any other Person other than Credco, TRS or any Transferor; and

(h) does not have any receivables that have been written off or that have been identified by the Seller as having been incurred as a result of the fraudulent use of a related charge product.

Notwithstanding the above requirements, Eligible Accounts may include accounts, the receivables of which have been written off, or which have been identified by the Seller or the Servicer in its computer files as canceled due to a related Obligor’s bankruptcy or insolvency, in each case as of the related Selection Date; provided, however, that (1) the balance of all receivables included in such accounts is reflected on the books and records of the Seller (and is treated for purposes of this Agreement) as “zero” and (2) borrowing and charging privileges with respect to all such accounts have been canceled in accordance with the Account Guidelines applicable thereto.

“Eligible Receivable” shall mean each Receivable:

(a) which has arisen in an Eligible Account;

(b) which was created in compliance in all material respects with all Requirements of Law applicable to the Seller and pursuant to an Account Agreement that complies in all material respects with all Requirements of Law applicable to the Seller, in either case, the failure to comply with which would have a material adverse effect on TRS;

(c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the Seller of the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

(d) as to which, immediately prior to the sale of such Receivable to TRS, the Seller has good and marketable title thereto, free and clear of all Liens (other than any Lien for municipal or other local taxes of the Seller if such taxes are not then due and payable or if the Seller is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books and records adequate reserves with respect thereto);

(e) which has been the subject of a valid sale and assignment from the Seller to TRS of all the Seller’s right, title and interest therein (including any proceeds thereof);

(f) which is the legal, valid and binding payment obligation of an Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(g) which, at the time of the sale of such Receivable to TRS, has not been waived or modified except as permitted in accordance with the Account Guidelines and which waiver or modification is reflected in the Seller’s or the Servicer’s computer file of Accounts;

(h) which, at the time of the sale of such Receivable to TRS, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of an Obligor, other than defenses arising out of applicable Debtor Relief Laws;

(i) as to which, at the time of the sale of such Receivable to TRS, the Seller has satisfied all its obligations required to be satisfied by such time;

(j) as to which, at the time of the sale of such Receivable to TRS, the Seller has not taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of TRS therein; and

(k) which constitutes either an “account” or a “general intangible” under and as defined in Article 9 of the UCC as then in effect in any jurisdiction where the filing of a financing statement is then required to perfect TRS’s interest in such Receivable and the proceeds thereof.

“Event of Default” shall have the meaning specified in the Indenture.

“Excess Funding Account” shall have the meaning specified in the Indenture.

“FDIC Rule” shall have the meaning specified in the Indenture.

“Finance Charge Receivables” shall mean the aggregate amount of Discount Option Receivables.

“First Note Transfer Date” shall have the meaning specified in the Servicing Agreement.

“FSB” shall have the meaning specified in the recitals hereto.

“FSB – TRS Agreement” shall have the meaning specified in the recitals hereto.

“Governmental Authority” shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indenture” shall mean the Third Amended and Restated Indenture, dated as of April 1, 2018, between the Trust, as issuer, and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Initial Account” shall mean each charge account established pursuant to an Account Agreement between the Seller and any Person, which account is identified in the Account Schedule delivered or caused to be delivered by the Seller to TRS on the Closing Date.

“Initial Cut-Off Date” shall mean the opening of business on October 24, 2012.

“Insolvency Event” shall have the meaning specified in Section 8.02.

“Issuer Rate Fees” shall mean all issuer rate fees payable to the Seller in connection with cardholder charges for goods or services with respect to the Receivables.

“Lien” shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing; provided, however, that the security interest created in favor of the Indenture Trustee shall not be deemed to constitute a Lien.

“Monthly Period” shall mean, with respect to each Payment Date, the calendar month immediately preceding such Payment Date.

“New Account” shall mean each charge account established pursuant to an Account Agreement between the Seller and any Person, which account is designated pursuant to Subsection 2.03(a) to be included as an Account and identified on an Account Schedule delivered pursuant to Sections 2.01 and 2.03.

“New Account Delivery Date” shall mean, with respect to any New Account, the fifteenth calendar day of the month (or, if such 15th calendar day is not a Business Day, the next succeeding Business Day) following the Monthly Period in which the Addition Date for such New Account occurs.

“New Account Supplemental Conveyance” shall have the meaning specified in Subsection 2.03(b).

“Note Rating Agency” shall mean the nationally recognized statistical rating organization or organizations, if any, selected by RFC VIII and any other Transferor to rate any securities issued by the Trust.

“Note Rating Agency Condition” means, with respect to any action subject to such condition, (i) that each Note Rating Agency shall have notified the Seller and TRS in writing that the proposed action will not result in a reduction or withdrawal of its ratings on any outstanding Notes of any Series, Class or Tranche or (ii) if at such time the Note Rating Agency has informed the Seller or TRS that such Note Rating Agency does not provide such written notifications for transactions of this type, then as to such Note Rating Agency, the Seller or TRS shall deliver written notice of the proposed action to such Note Rating Agency or Note Rating Agencies at least 10 Business Days prior to the effective date of such action (or if 10 Business Days prior notice is impractical, such advance notice as is practicable ).

“Noteholder” shall have the meaning specified in the Indenture.

“Obligor” shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

“Officer’s Certificate” shall mean a certificate delivered to TRS signed by any Vice President or more senior officer of the Seller and which states that the certifications set forth in such certificate are based upon the results of a due inquiry into the matters in question conducted by or under the supervision of the signing officer and that the facts stated in such certifications are true and correct to the best of the signing officer’s knowledge.

“Original Agreements” shall have the meaning specified in the recitals hereto.

“Owner Trustee” shall mean Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Payment Date” shall have the meaning specified in the Indenture.

“Person” shall mean any person or entity, including any individual, corporation, limited liability company, partnership (general or limited), joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity of any nature.

“Principal Receivables” shall mean all Receivables other than Finance Charge Receivables.

“Proceeding” shall mean any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Price” shall have the meaning specified in Subsection 3.01.

“Purchase Price Adjustment” shall have the meaning specified in Section 3.02.

“Purchase Price Payment Date” shall have the meaning specified in Subsection 3.01.

“Purchased Assets” shall have the meaning specified in Subsection 2.01(a).

“Receivables” shall mean all amounts shown on the records of the Seller as amounts payable by an Obligor on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables.

“Recoveries” shall mean all amounts received with respect to Receivables which have previously been charged-off.

“Related Account” shall mean an Account with respect to which a new account number has been issued by the Seller (i) in compliance with the Account Guidelines and the related Account Agreement, (ii) to the same Obligor or Obligors of such Account, and (iii) (a) as a result of the charge card with respect to such Account being lost or stolen; (b) as a result of the related Obligor requesting a change in his or her billing cycle; (c) as a result of the related Obligor requesting the discontinuance of responsibility with respect to such Account; (d) as a result of the related Obligor requesting a product change; or (e) for any other reasons permitted by the Account Guidelines; provided that such Account can be traced or identified by reference to or by way of the code designation in the securitization field of such Account, which code designation is contained in the computer or other records of the Seller or the Servicer used to generate the Account Schedule.

“Removed Account” shall mean any Account as to which the Seller has received notice from TRS that such Account is a “Removed Account” as defined in the Transfer Agreement.

“Requesting Party” shall have the meaning specified in the Transfer Agreement.

“Requirements of Law” shall mean any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

“RFC VIII” shall have the meaning specified in the recitals hereto.

“Segregation Account” shall have the meaning specified in the Servicing Agreement.

“Selection Date” shall mean (i) with respect to each Initial Account, the opening of business on October 24, 2012, (ii) with respect to each Aggregate Addition Account, the date specified as such in the related Aggregate Addition Account Supplemental Conveyance and (iii) with respect to each New Account, the date on which such New Account is originated.

“Seller” shall mean (a) prior to the Bank Merger Date, (i) with respect to the Centurion – TRS Agreement, Centurion, or (ii) with respect to the FSB – TRS Agreement, FSB, as applicable, and (b) on and after the Bank Merger Date, AENB.

“Servicer” shall mean the entity acting as Servicer under the Servicing Agreement.

“Servicing Agreement” shall mean the Third Amended and Restated Servicing Agreement, dated as of April 1, 2018, among RFC VIII, as Transferor, TRS, as Servicer and Administrator, the Trust, as Issuer, and the Indenture Trustee, as amended, supplemented or restated from time to time.

“Small Balances” shall have the meaning established in accordance with the Account Guidelines.

“Stop Date” shall have the meaning specified in Subsection 2.04(a).

“Supplemental Conveyance” shall mean an Aggregate Addition Account Supplemental Conveyance or a New Account Supplemental Conveyance.

“Transfer Agreement” shall mean the Third Amended and Restated Transfer Agreement, dated as of April 1, 2018, among RFC VIII, as Transferor, the Trust, as Issuer, and the Indenture Trustee, as amended, supplemented or restated from time to time.

“Transfer Restriction Event” shall mean that the Seller is unable for any reason to transfer Receivables to TRS in accordance with the provisions of this Agreement, including by reason of the application of the provisions in Section 8.02 or any order of any Governmental Authority.

“Transferor” shall mean the entity or entities acting as a Transferor under the Transfer Agreement.

“TRS” shall have the meaning specified in the initial paragraph of this Agreement.

“TRS-RFC VIII Receivables Purchase Agreement” shall mean the second amended and restated receivables purchase agreement, dated as of April 1, 2018, between TRS and RFC VIII, as the same may be amended, supplemented or otherwise modified from time to time.

“Trust” shall mean the American Express Issuance Trust II, heretofore created and continued under the Trust Agreement.

“Trust Agreement” shall mean the Second Amended and Restated Trust Agreement relating to the Trust, dated as of July 29, 2016, between the Transferor and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

Section 1.02. Other Definitional Provisions.

The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

[END OF ARTICLE I]

ARTICLE II

PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.01. Purchase.

(a) In consideration of the payment of the Purchase Price as provided herein, the Seller does hereby sell, transfer, assign, set over and otherwise convey to TRS (collectively, the “Conveyance”), without recourse except as provided herein, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables existing at the Initial Cut-Off Date, in the case of Receivables arising in the Initial Accounts (including Related Accounts with respect to such Initial Accounts), and at the applicable Addition Cut-Off Date, in the case of Receivables arising in the Additional Accounts (including Related Accounts with respect to such Additional Accounts), and in each case thereafter created from time to time in the Accounts (unless such Account has become a Removed Account), all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof, but excluding any Issuer Rate Fees allocable to such Receivables (collectively, the “Purchased Assets”). As purchaser of the Purchased Assets, TRS shall have the right to pledge, assign, transfer, sell and exercise full control over all the Purchased Assets, subject to the interests of any subsequent purchaser or assignee of the Purchased Assets.

The Receivables existing in the Initial Accounts at the Initial Cut-Off Date and thereafter arising in the Initial Accounts on or prior to the Closing Date, and the related Purchased Assets, shall be sold by the Seller and purchased by TRS on the Closing Date. Receivables arising after the Closing Date in the Initial Accounts (unless such Initial Account has become a Removed Account) and the related Purchased Assets shall be sold by the Seller and purchased by TRS on the date such Receivables arise. The Receivables existing in Additional Accounts at the related Addition Cut-Off Date and thereafter arising in such Additional Accounts on or prior to the related Addition Date, and the related Purchased Assets, shall be sold by the Seller and purchased by TRS on the related Addition Date. Receivables arising after such Addition Date in such Additional Accounts (unless such Additional Account has become a Removed Account) and the related Purchased Assets shall be sold by the Seller and purchased by TRS on the date such Receivables arise.

(b) The Seller shall (i) record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Purchased Assets from the Seller to TRS, (ii) cause such financing statements and amendments to name the Seller, as seller, and TRS, as purchaser, of the Purchased Assets and (iii) deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to TRS as soon as is practicable after filing.

(c) The Seller shall, at its own expense, (i) on or prior to (x) the Closing Date, in the case of Initial Accounts, and (y) the applicable Addition Date, in the case of Additional Accounts, indicate in its books and records (including its computer files) that Receivables created in connection with such Accounts and the related Purchased Assets have been sold to

TRS in accordance with this Agreement and have been conveyed by TRS to RFC VIII pursuant to the TRS-RFC VIII Receivables Purchase Agreement and by RFC VIII to the Trust pursuant to the Transfer Agreement, and (ii) on or prior to (x) the Closing Date, in the case of Initial Accounts, and (y) the applicable Addition Date, in the case of Additional Accounts, deliver or cause to be delivered to TRS an Account Schedule (provided, however, that such Account Schedule shall be provided in respect of New Accounts on the New Account Delivery Date) containing a true and complete list of all such Accounts. The Seller shall not alter the indication referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account is no longer an Account or the Seller has taken such action as is necessary or advisable to cause the interest of TRS in the Purchased Assets to continue to be perfected and of first priority. The Account Schedules, as supplemented and amended, collectively shall be marked as Schedule 1 to this Agreement, shall be incorporated into and made a part of this Agreement and shall be updated or caused to be updated by the Seller on each Addition Date (or, with respect to New Accounts, on the New Account Delivery Date) to include any new Additional Accounts, and shall be updated or caused to be updated by the Seller not later than semi-annually to include any new Related Accounts.

(d) The parties hereto intend that the conveyance of the Seller’s right, title and interest in and to the Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others, from the Seller to TRS. It is the intention of the parties hereto that the arrangements with respect to the Purchased Assets shall constitute a purchase and sale of such Purchased Assets and not a loan, including for accounting purposes. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted, and the Seller does hereby grant, to TRS a security interest, which security interest shall be a first priority perfected security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets to secure the obligations of the Seller hereunder.

(e) To the extent that the Seller retains any interest in the Purchased Assets, the Seller hereby grants to the Trust and the Indenture Trustee a security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets, to secure the performance of all of the obligations of the Seller hereunder. With respect to such security interest and such collateral, the Trust and the Indenture Trustee shall have all of the rights that it has under the Transfer Agreement. Each of the Trust and the Indenture Trustee shall also have all of the rights of a secured creditor under the UCC.

(f) Each Account will continue to be owned by the related Account Owner and is not a Purchased Asset.

(g) By executing this Agreement, each of the Seller and TRS acknowledges and agrees that:

(i) on and after the date of this Agreement, all references to the Original Agreements in any other instruments or documents shall be deemed to constitute references to this Agreement;

(ii) all outstanding representations, warranties and covenants made by TRS under the Original Agreements and any of TRS’ existing obligations under the Original Agreements shall remain outstanding and in full force and effect as representations, warranties, covenants and obligations of TRS under this Agreement, as amended and restated;

(iii) AENB, as successor by conversion to Centurion, expressly assumes all outstanding representations, warranties and covenants made by Centurion under the Centurion – TRS Agreement, and the performance of every obligation of Centurion with respect thereto, each of which shall remain outstanding and in full force and effect as a representation, warranty, covenant or obligation, as applicable, of AENB under this Agreement, as amended and restated;

(iv) AENB, as successor by merger to FSB, expressly assumes all outstanding representations, warranties and covenants made by FSB under the FSB – TRS Agreement, and the performance of every obligation of FSB with respect thereto, each of which shall remain outstanding and in full force and effect as a representation, warranty, covenant or obligation, as applicable, of AENB under this Agreement, as amended and restated;

(v) this Agreement does not constitute a novation of (i) any of the obligations arising under or in connection with either of the Original Agreements or (ii) any security interest granted under or in connection with either of the Original Agreements; and

(vi) Schedule 1 to each of the Centurion – TRS Agreement and the FSB – TRS Agreement shall be incorporated into and made a part of Schedule 1 to this Agreement.

Section 2.02. Addition of Aggregate Addition Accounts.

(a) If, from time to time, TRS becomes obligated to designate Aggregate Addition Accounts (as such term is defined in the Transfer Agreement) pursuant to Subsection 2.02(a) of the TRS-RFC VIII Receivables Purchase Agreement, then TRS may, at its option, give the Seller written notice thereof on or before the eighth Business Day (the “Addition Notice Date”) prior to the Addition Date therefor, and upon receipt of such notice, the Seller shall, on or before the Addition Date, designate sufficient Eligible Accounts as Aggregate Addition Accounts and shall sell to TRS the Purchased Assets related to such Aggregate Addition Accounts so that, following the inclusion thereof, TRS will be in compliance with the requirements of Subsection 2.02(a) of the TRS-RFC VIII Receivables Purchase Agreement. Additionally, subject to Subsection 2.02(b) of this Agreement, at its option and with the consent of TRS, the Seller may designate Eligible Accounts as Aggregate Addition Accounts and sell to TRS the Purchased Assets related to such Aggregate Addition Accounts. In either event, the Seller shall have sole responsibility for selecting the Aggregate Addition Accounts.

(b) On the Addition Date with respect to any designation of Aggregate Addition Accounts, such Aggregate Addition Accounts shall become Accounts, and TRS shall purchase the Seller’s right, title and interest in, to and under the Receivables in such Aggregate Addition Accounts and the related Purchased Assets as provided in Section 2.01, subject to the satisfaction of the following conditions on such Addition Date:

(i) as of the applicable Selection Date, each Aggregate Addition Account shall be an Eligible Account;

(ii) The Seller shall have delivered to TRS copies of UCC financing statements covering such Aggregate Addition Accounts, if necessary to perfect TRS’s interest in the Receivables arising therein and the related Purchased Assets;

(iii) The Seller, on behalf of TRS, shall have deposited, or shall have caused the Servicer to deposit, into the Segregation Account all Collections with respect to such Aggregate Addition Accounts since the applicable Addition Cut-Off Date;

(iv) as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Seller shall have occurred nor shall the sale of the Receivables arising in the Aggregate Addition Accounts and the related Purchased Assets to TRS have been made in contemplation of the occurrence thereof;

(v) such addition will not, in the reasonable belief of the Seller, have a material adverse effect on TRS;

(vi) The Seller shall have delivered to TRS an Officer’s Certificate of the Seller, dated the Addition Date, confirming, to the extent applicable and in the Seller’s reasonable belief, the items set forth in clauses (i) through (v) above;

(vii) The Seller shall have indicated in its computer files that Receivables created in connection with such Aggregate Addition Accounts and the related Purchased Assets have been sold to TRS and shall have delivered or caused to be delivered to TRS the Account Schedule with respect to such Aggregate Addition Accounts in accordance with Subsection 2.01(c); and

(viii) The Seller and TRS shall have entered into a duly executed, written assignment, substantially in the form of Exhibit A (an “Aggregate Addition Account Supplemental Conveyance”).

Section 2.03. Addition of New Accounts.

(a) Upon the mutual agreement of the Seller and TRS, subject to compliance by the Seller with Subsection 2.03(b), the Seller may designate newly originated Eligible Accounts to be included as New Accounts and sell to TRS the Purchased Assets related to such New Accounts. The Seller shall cooperate with TRS to enable TRS to comply with the requirements of Subsections 2.03(a) and (b) of the TRS-RFC VIII Receivables Purchase Agreement and shall cooperate with TRS to enable TRS to perform with respect to the Receivables in such New Accounts all actions specified in Subsections 2.03(a) and (b) of the TRS-RFC VIII Receivables Purchase Agreement.

(b) On the Addition Date with respect to any New Accounts, TRS shall purchase the Seller’s right, title and interest in, to and under the Receivables in such New Accounts (and such New Accounts shall be deemed to be Accounts for purposes of this Agreement) upon satisfaction of the following conditions:

(i) as of the applicable Selection Date, each New Account shall be an Eligible Account;

(ii) on such Addition Date, the Seller shall have delivered to TRS copies of UCC financing statements covering such New Accounts, if necessary to perfect TRS’s interest in the Receivables arising therein and the related Purchased Assets;

(iii) The Seller, on behalf of TRS, shall have deposited, or shall have caused the Servicer to deposit, into the Segregation Account all Collections with respect to such New Accounts since the applicable Addition Cut-Off Date;

(iv) as of each of the Addition Cut-Off Date and such Addition Date, no Insolvency Event with respect to the Seller shall have occurred nor shall the sale of the Receivables arising in the New Accounts and the related Purchased Assets to TRS have been made in contemplation of the occurrence thereof;

(v) such addition will not, in the reasonable belief of the Seller, have a material adverse effect on TRS;

(vi) on such Addition Date, the Seller shall have delivered to TRS an Officer’s Certificate of the Seller, dated such Addition Date, confirming, to the extent applicable and in the Seller’s reasonable belief, the items set forth in clauses (i) through (v) above;

(vii) on such Addition Date, the Seller shall have indicated in its computer files that Receivables created in connection with such New Accounts and the related Purchased Assets have been sold to TRS; and

(viii) on such Addition Date, the Seller and TRS shall have entered into a duly executed, written assignment, substantially in the form of Exhibit B (a “New Account Supplemental Conveyance”).

(c) On the related New Account Delivery Date, the Seller shall deliver or cause to be delivered the Account Schedule with respect to such New Accounts.

Section 2.04. Removal and Deletion of Accounts.

(a) If an Account becomes a Removed Account, then the Seller shall stop selling to TRS Receivables arising in such Removed Account effective on the Business Day (the “Stop Date”) after the date such Account becomes a Removed Account. Notwithstanding the cessation of the sale to TRS of additional Receivables arising in such Removed Account, Receivables sold to TRS prior to the Stop Date and Collections in respect of such Receivables shall continue to be property of TRS available for transfer by TRS to RFC VIII pursuant to the TRS-RFC VIII Receivables Purchase Agreement and by RFC VIII to the Trust pursuant to the Transfer Agreement. To the extent that it is not clear to the Seller whether Collections relate to a Receivable that was sold to TRS or to a receivable that the Seller did not sell to TRS, the Seller shall allocate payments on each such Removed Account with respect to the principal balance of such Removed Account first to the oldest principal balance of such Removed Account.

(b) On and after the Stop Date for a Removed Account, the Seller may mark its books and records to indicate that such Account is a Removed Account, but the Seller shall not (i) alter the indication referenced in clause (i) of Subsection 2.01(c) with respect to such Removed Account unless and until such Account becomes a Deleted Account or the Seller has taken such action as is necessary or advisable to cause the interest of TRS in the Purchased Assets to continue to be perfected and of first priority, or (ii) delete such Removed Account from Schedule 1 hereto or any Account Schedule.

(c) Once a Removed Account becomes a Deleted Account, the Seller may delete such Deleted Account from Schedule 1 hereto and, upon such deletion, shall indicate in its computer files that such Deleted Account is no longer an Account.

[END OF ARTICLE II]

ARTICLE III

CONSIDERATION AND PAYMENT

Section 3.01. Purchase Price.

The “Purchase Price” for the Receivables in the Initial Accounts existing at the Initial Cut-Off Date, and the related Purchased Assets, that are conveyed to TRS under this Agreement shall be payable on the Closing Date, in an amount equal to 100% of the aggregate balance of the Receivables so conveyed, adjusted to reflect such factors, if any, as the Seller and TRS mutually agree will result in a Purchase Price determined to be the fair market value of such Receivables and the related Purchased Assets. This computation of initial purchase price shall assume no reinvestment in new Receivables. The Purchase Price for the Receivables (including Receivables in Additional Accounts) and the related Purchased Assets conveyed to TRS under this Agreement which come into existence after the Initial Cut-Off Date (i) shall be payable in cash on each Business Day or on such other periodic basis mutually agreed to by the Seller and TRS, but no later than the 15th calendar day of the Monthly Period (or, if such day is not a Business Day, the next following Business Day) following the calendar month in which such Receivables and the related Purchased Assets are conveyed by the Seller to TRS (each date on which the Purchase Price is so paid, the “Purchase Price Payment Date”) and (ii) shall be an amount equal to 100% of the aggregate balance of the Receivables so conveyed, adjusted to reflect such factors, if any, as the Seller and TRS mutually agree will result in a Purchase Price determined to be the fair market value of such Receivables and the related Purchased Assets.

Notwithstanding any other provision of this Agreement, the Seller shall not be obligated to continue to sell Receivables or other Purchased Assets to TRS to the extent that the Seller is not paid the Purchase Price therefor as provided herein.

Section 3.02. Adjustments to Purchase Price. The Purchase Price shall be reduced (a “Purchase Price Adjustment”) on the Purchase Price Payment Date with respect to any Receivable previously conveyed to TRS by the Seller which is reduced by the Seller or the Servicer (pursuant to its customary servicing standards and guidelines for customer service and cardmember account relations and to give effect to rebates offered by the Seller) because of a rebate, refund, unauthorized charge or billing error to an Obligor, because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, or because the Seller or the Servicer processes as a credit adjustment any uncollectible Small Balances, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible. The amount of such reduction shall equal the reduction in the balance of such Receivable resulting from the occurrence of such event. In the event that a reduction pursuant to this Section 3.02 causes the Purchase Price to be a negative number, the Seller agrees that, on the Purchase Price Payment Date, the Seller shall pay or cause to be paid to TRS an amount equal to the amount by which the Purchase Price Adjustment exceeds the unadjusted Purchase Price. Notwithstanding the foregoing, in no event shall a Purchase Price Adjustment include adjustments attributable to uncollectible receivables and adjustments made as part of the Servicer’s credit and collection processes. For the avoidance of doubt, Purchase Price Adjustments shall not have the purpose or effect of protecting TRS, as purchaser of the Purchased Assets, from credit risk in the Purchased Assets.

Section 3.03. Use of Name, Logo and Marks. The Seller does hereby grant to TRS a non-exclusive license to use the name “American Express National Bank” and all related identifying trade or service marks, signs, symbols, logos, designs, servicing software, customer lists and other intangibles in connection with the servicing of the Receivables purchased hereunder. The license granted shall be co-extensive with the term of the Agreement.

Section 3.04. Servicing of Receivables. TRS is the Servicer of the Purchased Assets pursuant to the Servicing Agreement. TRS agrees that the Seller shall not be responsible for the payment of any fees for servicing the Purchased Assets sold by the Seller to TRS under this Agreement.

[END OF ARTICLE III]

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of the Seller Relating to the Seller.

(a) Representations and Warranties. The Seller hereby represents and warrants to, and agrees with, TRS as of the Closing Date, as of the Bank Merger Date and on each Addition Date, as applicable, that:

(i) Organization and Good Standing. The Seller is (x) in the case of Centurion, a Utah industrial loan company validly existing under the laws of the State of Utah, (y) in the case of FSB, a federal savings bank validly existing under the laws of the United States of America, and (z) in the case of AENB, a national banking association validly existing under the laws of the United States of America, and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

(ii) Due Qualification. The Seller is duly qualified to do business and is in good standing as a foreign corporation or other entity and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of the Seller to perform its obligations under this Agreement.

(iii) Due Authorization. The execution and delivery by the Seller of this Agreement and any other document or instrument delivered by the Seller pursuant hereto, including any Supplemental Conveyance, to which the Seller is a party and the consummation by the Seller of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by the Seller by all necessary action on the part of the Seller.

(iv) No Conflict or Violation. The execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated by this Agreement and the fulfillment by the Seller of the terms of this Agreement applicable to the Seller, will not conflict with or violate in any material respect any Requirements of Law applicable to the Seller or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound.

(v) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement or (iv) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the validity or enforceability of this Agreement.

(vi) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement and the performance by the Seller of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

(vii) Insolvency. No Insolvency Event with respect to the Seller has occurred, and the Seller entered into this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, in the ordinary course of business, not in contemplation of insolvency and not with the intent to hinder, delay or defraud itself or its creditors. This Agreement and the transactions contemplated hereby are arm’s length, bona fide transactions.

(viii) Approval. This Agreement and each Supplemental Conveyance have each been approved by either the board of directors of the Seller or by the loan committee of the Seller and such approvals are reflected in the minutes of such board or committee. This Agreement and each Supplemental Conveyance have been, continuously, from the time of execution, in the official record of the Seller.

(b) Notice of Breach. The representations and warranties set forth in this Section 4.01 shall survive the sale of the Purchased Assets to TRS. Upon discovery by the Seller or TRS of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party, RFC VIII, the Owner Trustee and the Indenture Trustee following such discovery.

Section 4.02. Representations and Warranties of the Seller Relating to the Agreement and the Receivables.

(a) Representations and Warranties. The Seller hereby represents and warrants to TRS as of the Closing Date with respect to the Initial Accounts (and the Receivables arising therein), and as of the related Addition Date with respect to Additional Accounts (and the Receivables arising therein), that:

(i) each of this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

(ii) (a) as of the Initial Cut-Off Date with respect to the Initial Accounts (and the Receivables arising thereunder), Schedule 1 to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of such applicable date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such applicable date and (b) as of the related Addition Cut-Off Date with respect to Additional Accounts (and the Receivables arising thereunder), Schedule 1 to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of such applicable date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such applicable date;

(iii) each Receivable conveyed to TRS has been conveyed to TRS free and clear of any Lien (other than any Lien for municipal or other local taxes of the Seller if such taxes are not then due and payable or if the Seller is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

(iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of Receivables to TRS have been duly obtained, effected or given and are in full force and effect;

(v) this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, constitutes a valid sale to TRS of all right, title and interest of the Seller in the Purchased Assets, and such sale is perfected under the UCC;

(vi) The Seller has or will cause, as applicable, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Purchased Assets granted to TRS under this Agreement and upon filing of all such appropriate financing statements, TRS will have a first priority perfected security interest in such property;

(vii) on the applicable Selection Date, each such Account is an Eligible Account;

(viii) on the applicable Selection Date, each Receivable contained in such Account on such applicable date and sold to TRS by the Seller is an Eligible Receivable;

(ix) as of the date of the creation of any new Receivable sold to TRS by the Seller, such Receivable is an Eligible Receivable;

(x) no selection procedures believed by the Seller to be materially adverse to the interests of TRS or its transferees have been used in selecting such Accounts; and

(xi) The Seller received adequate consideration for each Receivable conveyed to TRS.

(b) Notice of Breach. The representations and warranties set forth in this Section 4.02 shall survive the sale of the Purchased Assets to TRS. Upon discovery by either the Seller or

TRS of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give prompt written notice to the other party, RFC VIII, the Owner Trustee and the Indenture Trustee following such discovery. The Seller hereby acknowledges that TRS intends to rely on the representations hereunder in connection with representations made by TRS to secured parties, assignees or subsequent transferees, including transfers made by TRS to RFC VIII pursuant to the TRS-RFC VIII Receivables Purchase Agreement and thereafter by RFC VIII to the Trust pursuant to the Transfer Agreement and by the Trust to the Indenture Trustee pursuant to the Indenture, and that RFC VIII, the Owner Trustee and the Indenture Trustee may enforce such representations and warranties directly against the Seller, and the Seller hereby consents to such reliance.

Section 4.03. Representations and Warranties of TRS. As of the Closing Date and each Addition Date, TRS hereby represents and warrants to, and agrees with, the Seller that:

(a) Organization and Good Standing. TRS is a corporation duly organized and validly existing under the laws of the State of New York, and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

(b) Due Qualification. TRS is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of TRS to perform its obligations under this Agreement.

(c) Due Authorization. The execution and delivery by TRS of this Agreement and any other document or instrument delivered pursuant hereto, including any Supplemental Conveyance, to which RFC VIII is a party, and the consummation by TRS of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by TRS by all necessary company action on the part of TRS.

(d) No Conflict or Violation. The execution and delivery by TRS of this Agreement, the performance by TRS of the transactions contemplated by this Agreement and the fulfillment by TRS of the terms of this Agreement applicable to TRS, will not conflict with or violate in any material respect any Requirements of Law applicable to TRS or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which TRS is a party or by which it or any of its properties are bound.

(e) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of TRS, threatened, against TRS, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of TRS, would materially and adversely affect the performance by TRS of its obligations under this Agreement or (iv) seeking any determination or ruling that, in the reasonable judgment of TRS, would materially and adversely affect the validity or enforceability of this Agreement.

(f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by TRS in connection with the execution and delivery by TRS of this Agreement and the performance by TRS of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

The representations and warranties set forth in this Section 4.03 shall survive the sale of the Purchased Assets to TRS. Upon discovery by the Seller or TRS of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party, RFC VIII, the Owner Trustee and the Indenture Trustee following such discovery.

[END OF ARTICLE IV]

ARTICLE V

COVENANTS

Section 5.01. Covenants of the Seller. The Seller hereby covenants and agrees with TRS as follows:

(a) Receivables Not To Be Evidenced by Instruments. Except in connection with its enforcement or collection of an Account, the Seller will take no action to cause any Receivable sold to TRS hereunder to be evidenced by any instrument (as defined in the UCC), and if any Receivable is so evidenced as a result of any action by the Seller, it shall be deemed to be a Receivable described in Subsection 6.01(a) and shall be reassigned to the Seller in accordance with Subsection 6.01(b).

(b) Security Interests. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with TRS’s ownership of, the Purchased Assets, or grant, create, incur, assume or suffer to exist any Lien arising through or under the Seller on any Purchased Asset or any interest therein (other than any Lien for municipal or other local taxes of the Seller if such taxes are not then due and payable or if the Seller is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto), and the Seller shall not claim any ownership interest in any Purchased Asset and shall defend the right, title and interest of TRS in, to and under the Purchased Assets against all claims of third parties claiming through or under the Seller.

(c) Account Allocations. If a Transfer Restriction Event occurs, the Seller agrees (except as prohibited by any such order or any Requirement of Law) to allocate and pay to TRS, after the date of such Transfer Restriction Event, all Collections with respect to Receivables previously sold to TRS. To the extent that it is not clear to the Seller whether collections relate to a Receivable that was sold to TRS or to a receivable that the Seller is unable to sell to TRS, the Seller agrees that it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account. Notwithstanding any cessation of the sale to TRS of additional Receivables, Receivables sold to TRS prior to the occurrence of the Transfer Restriction Event and Collections in respect of such Receivables shall continue to be property of TRS available for transfer by TRS to RFC VIII pursuant to the TRS-RFC VIII Receivables Purchase Agreement and by RFC VIII to the Trust pursuant to the Transfer Agreement.

(d) Delivery of Collections. In the event that the Seller receives Collections or any other amounts in respect of the Purchased Assets sold to TRS hereunder, the Seller agrees to pay to TRS (or to RFC VIII, the Servicer or the Indenture Trustee if TRS so directs) all such Collections and other amounts promptly after receipt thereof.

(e) Notice of Liens. The Seller shall notify TRS promptly after becoming aware of any Lien arising through or under the Seller on any Purchased Asset other than the conveyances hereunder.

(f) Documentation of Transfer. The Seller shall timely file in all appropriate filing offices the documents which are necessary or advisable to perfect and maintain the perfection of the sale of the Purchased Assets to TRS.

(g) Account Agreements and Guidelines. Subject to compliance with all Requirements of Law, the Seller may effect or permit a change to the terms and provisions of the Account Agreements or the Account Guidelines applicable to the Accounts in any respect (including the calculation of the amount or the timing of charge-offs and other fees to be assessed thereon) only if such change is made applicable to any comparable segment of charge accounts owned by the Seller which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Seller and an unrelated third party or by the terms of the Account Agreements. Notwithstanding the above, unless required by Requirements of Law, the Seller will not take any action with respect to such Account Agreements or such Account Guidelines which, at the time of such action, the Seller reasonably believes will have a material adverse effect on TRS.

(h) Name and Type and Jurisdiction of Organization. The Seller shall not change its name or its type or jurisdiction of organization without previously having delivered to TRS an opinion of counsel to the effect that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the first-priority perfected ownership interest of TRS in the Purchased Assets.

(i) Annual Opinion. On or before March 31st of each calendar year, commencing March 31, 2019, the Seller shall deliver to TRS, with a copy to the Indenture Trustee, an opinion of counsel to the effect that (i) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings is then necessary to perfect the ownership interest of TRS in the Purchased Assets, and (ii) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings will be necessary prior to March 31st of the next calendar year to perfect the ownership interest of TRS in the Purchased Assets or stating what such filings will be necessary prior to such March 31st.

(j) Asset Representations Review. The Seller shall (i) cooperate with the Asset Representations Reviewer in creating and, from time to time, reviewing procedures for an Asset Representations Review, and (ii) cooperate with the Servicer to provide the Asset Representations Reviewer with reasonable access to information upon the initiation of an Asset Representations Review pursuant to Section 2.17(a) of the Transfer Agreement. Following the completion of an Asset Representations Review and receipt by TRS of the related report by the Asset Representations Reviewer, TRS will provide a copy of such report to the Seller. TRS, with the cooperation of the Seller, shall determine whether any noncompliance with the Covered Representations constitutes a breach of any of such Covered Representations and shall provide notice of such determination to the Seller, RFC VIII, the Servicer and the Indenture Trustee.

(k) Asset Representations Reviewer Fees and Expenses. At the direction of the Transferor, TRS shall pay, or shall reimburse the Transferor for the payment of, the fees and expenses payable to the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement.

(l) Resolution of Repurchase Disputes. The Seller shall cooperate with the Requesting Party in connection with any dispute resolution proceeding commenced pursuant to Section 2.18 of the Transfer Agreement and shall comply with any obligations of the “Representing Party” applicable to it thereunder. TRS hereby agrees to provide the Seller with the opportunity to exercise any rights of TRS pursuant to the TRS-RFC VIII Transfer Agreement with respect to any dispute resolution proceeding commenced pursuant to Section 2.18 of the Transfer Agreement to the extent the related dispute relates to the representations and warranties of FSB contained in Section 4.02.

Section 5.02. Records. The Seller shall maintain this Agreement, each Supplemental Conveyance, and the Account Schedule in the official records of the Seller continuously from the time of execution.

[END OF ARTICLE V]

ARTICLE VI

REPURCHASE OBLIGATION

Section 6.01. Reassignment of Ineligible Receivables.

(a) In the event any representation or warranty under Subsection 4.02(a)(ii), (iii), (iv), (vii), (viii), (ix) or (x) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and as a result of such breach TRS is required under Subsection 6.01(a) of the TRS-RFC VIII Receivables Purchase Agreement to accept reassignment of such Receivables previously sold by the Seller to TRS pursuant to this Agreement, the Seller shall accept reassignment of such Receivables on the terms and conditions set forth in Subsection 6.01(b).

(b) The Seller shall accept reassignment of any Receivables described in Subsection 6.01(a) from TRS on the date on which such Receivables are reassigned to TRS pursuant to Subsection 6.01(a) of the TRS-RFC VIII Receivables Purchase Agreement, and shall pay for such reassigned Receivables by paying to TRS in immediately available funds an amount equal to the unpaid balance of such Receivables. Upon reassignment of such Receivables, TRS shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of TRS in and to such Receivables, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof. Such reassigned Receivables shall be treated by TRS as collected in full as of the date on which they were reassigned. TRS shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables and other property pursuant to this Subsection.

Section 6.02. Reassignment of Other Receivables.

(a) In the event any representation or warranty set forth in Subsection 4.01(a)(i) or (iii) or Subsection 4.02(a)(i) or (v) is not true and correct in any material respect and as a result of such breach TRS is required under Subsection 6.02(b) of the TRS-RFC VIII Receivables Purchase Agreement to accept a reassignment of all of the Receivables previously sold by the Seller to TRS pursuant to this Agreement, the Seller shall accept a reassignment of such Receivables on the terms and conditions set forth in Subsection 6.02(b).

(b) The Seller shall accept reassignment of any Receivables described in Subsection 6.02(a) from TRS on the date on which such Receivables are reassigned to TRS, and shall pay for such reassigned Receivables by paying to TRS, not later than 11:00 a.m., New York City time, on the First Note Transfer Date following the Monthly Period in which such reassignment obligation arises, an amount equal to the unpaid balance of such Receivables. Upon reassignment of such Receivables, TRS shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of TRS in and to such Receivables, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including

“proceeds” as defined in the UCC) thereof. Such reassigned Receivables shall be treated by TRS as collected in full as of the date on which they were reassigned. TRS shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables and other property pursuant to this Subsection.

[END OF ARTICLE VI]

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01. Conditions to TRS’s Obligations Regarding Initial Receivables. The obligations of TRS to purchase the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

(a) all representations and warranties of the Seller contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

(b) all information concerning the Initial Accounts provided to TRS shall be true and correct as of the Initial Cut-Off Date in all material respects;

(c) the Seller shall have (i) delivered or caused to be delivered to TRS a true and correct Account Schedule with respect to the Initial Accounts, and (ii) performed all other obligations required to be performed by the Seller on or before the Closing Date by the provisions of this Agreement;

(d) the Seller shall have recorded and filed, at its expense, any financing statement with respect to the Purchased Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale of the Purchased Assets from the Seller to TRS, and shall have provided delivery of a file-stamped copy of such financing statements or other evidence of such filings to TRS; and

(e) all corporate proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to TRS, and TRS shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as TRS may reasonably have requested.

Section 7.02. Conditions Precedent to the Seller’s Obligations. The obligations of the Seller to sell the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

(a) all representations and warranties of TRS contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

(b) payment or provision for payment of the Purchase Price in accordance with Section 3.01 hereof shall have been made; and

(c) all company proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from TRS copies of all documents (including records of company proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.

[END OF ARTICLE VII]

ARTICLE VIII

TERM AND PURCHASE TERMINATION

Section 8.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue at least until the earliest of (i) the termination of the Trust as provided in Article IX of the Trust Agreement, (ii) the termination of the TRS-RFC VIII Receivables Purchase Agreement and (iii) the execution of a receivables purchase agreement between the Seller and a special purpose entity that is a wholly-owned subsidiary of the Seller or an Affiliate of the Seller, pursuant to which the Seller will sell receivables to such other entity, and such other entity will convey such receivables to the Trust. Thereafter this Agreement may be terminated by the mutual agreement of the parties hereto.

Section 8.02. Purchase Termination. If (i) the Seller shall file a petition or commence a Proceeding (A) to take advantage of any Debtor Relief Law or (B) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to the Seller or all or substantially all of its property, (ii) the Seller shall consent or fail to object to any such petition filed or Proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or Proceeding shall not have been dismissed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or Proceeding, (iii) the Seller shall be unable, or shall admit in writing its inability, to pay its debts generally as they become due, (iv) the Seller shall make an assignment for the benefit of its creditors or (v) the Seller shall voluntarily suspend payment of its obligations (each, an “Insolvency Event”); then the Seller shall immediately cease to sell Receivables to TRS and shall promptly give notice to TRS, RFC VIII, the Owner Trustee and the Indenture Trustee of such Insolvency Event. Notwithstanding any cessation of the sale to TRS of additional Receivables, Receivables sold to TRS prior to the occurrence of such Insolvency Event and Collections in respect of such Receivables shall continue to be property of TRS available for transfer by TRS to RFC VIII pursuant to the TRS-RFC VIII Receivables Purchase Agreement and by RFC VIII to the Trust pursuant to the Transfer Agreement. To the extent that it is not clear to the Seller whether collections relate to a Receivable that was sold to TRS or to a receivable that the Seller has not sold to TRS, the Seller agrees that it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account.

[END OF ARTICLE VIII]

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Amendment. This Agreement may not be changed orally, but only by an instrument in writing signed by TRS and the Seller in accordance with this Section 9.01; provided, however, that no amendment shall be effective unless the Note Rating Agency Condition shall have been satisfied with respect to such amendment; provided, further, that TRS shall have delivered an Officer’s Certificate of TRS, dated the date of such action, stating that TRS reasonably believes that such action will not result in an Event of Default or an Early Amortization Event.

Notwithstanding any other provision of this Section 9.01, this Agreement may be amended from time to time by an instrument signed by the Seller and TRS to modify, eliminate or add to the provisions of this Agreement to facilitate compliance with the FDIC Rule or to modify, eliminate or add to the provisions of this Agreement as a result of changes in laws or regulations applicable to the Seller, TRS or the transactions described in this Agreement, upon delivery by TRS to the Indenture Trustee of (i) an Officer’s Certificate of TRS, dated the date of any such amendment, to the effect that (x) TRS reasonably believes that such action will not result in an Early Amortization Event or (y) such action is required to remain in compliance with the FDIC Rule or any other change of law or regulation which applies to the Seller, TRS or the transactions governed by this Agreement; provided, however, that the Seller or TRS shall deliver written notice of the substance of the proposed amendment to each Note Rating Agency at least 10 Business Days prior to the proposed effective date of such amendment (or such shorter period as is agreed to in writing by each Note Rating Agency).

A copy of any amendment to this Agreement shall be sent to each Note Rating Agency. Any conveyance (including any Supplemental Conveyance) or reassignment executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement.

Section 9.02. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested and postage prepaid, to (a) in the case of AENB, American Express National Bank, 4315 South 2700 West, Room 1900, Mail Code 02-01-50, Salt Lake City, Utah 84184, Attention: President (facsimile: (801) 945-4711), (b) in the case of TRS, American Express Travel Related Services Company, Inc., 200 Vesey Street, New York, New York 10285, Attention: Treasurer (facsimile: (212) 640-0405), (c) in the case of RFC VIII, American Express Receivables Financing Corporation VIII LLC, 200 Vesey Street, 30th Floor, Room 505A, New York, New York 10285, Attention: President (facsimile: (212) 640-0404) with a copy to American Express Travel Related Services Company, Inc., 200 Vesey Street, New York, New York 10285, Attention: Treasurer (facsimile: (212) 640-0405), (d) in the case of the Indenture Trustee, The Bank of New York Mellon, 101 Barclay Street, Floor 7 West, New York, New York 10286, Attention: Corporate Trust Administration – Asset Backed Securities (facsimile: (212) 815-5999; catherine.cerilles@bnymellon.com), and (e) in the case of the Owner Trustee, Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration (facsimile: (302) 636-4140; esoriano@wilmingtontrust.com); or, as to each party, at such other address as shall be designated by such party in a written notice to each other party in accordance with this Section 9.03.

Section 9.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of such remaining covenants, agreements, provisions and terms of this Agreement.

Section 9.05. Assignment. Notwithstanding anything to the contrary contained herein, other than TRS’s assignment of its right, title, and interest in, to, and under this Agreement to RFC VIII as contemplated by the TRS-RFC VIII Receivables Purchase Agreement and Section 9.06 hereof, this Agreement may not be assigned by the parties hereto; provided, however, that the Seller shall have the right to assign its right, title and interest in, to and under this Agreement to (a) any entity into which the Seller may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller will be a party, or any entity succeeding to all or substantially all of the assets of the Seller, which entity assumes this Agreement or (b) to any other entity; provided, further, that (x) in the case of an assignment pursuant to clauses (a) and (b), the Seller has given ten (10) days prior notice to TRS, RFC VIII, the Owner Trustee, the Indenture Trustee and each Note Rating Agency, and (y) in the case of an assignment pursuant to clause (b), the Note Rating Agency Condition shall have been satisfied with respect to such assignment.

Section 9.06. Acknowledgement and Agreement of the Seller. By execution below, the Seller expressly acknowledges and agrees that all of TRS’s right, title, and interest in, to, and under this Agreement, including all of TRS’s right, title, and interest in and to the Purchased Assets, may be assigned by TRS to RFC VIII, by RFC VIII to the Trust and by the Trust to the Indenture Trustee, and the Seller consents to such assignments. The Seller further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against TRS, due to a breach by TRS of this Agreement or for any other reason, and notwithstanding the bankruptcy of TRS or any other event whatsoever, the Seller shall not assert any claim on or any interest in the Purchased Assets or take any action which would reduce or delay receipt by RFC VIII, the Trust or the Indenture Trustee of Collections with respect to the Purchased Assets.

Section 9.07. Further Assurances. TRS and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party, RFC VIII, the Trust or the Indenture Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or amendments thereto or equivalent documents relating to the Purchased Assets for filing under the provisions of the UCC or other law of any applicable jurisdiction. Furthermore, TRS and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party to facilitate compliance with the FDIC Rule.

Section 9.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of TRS or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 9.09. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.10. Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. RFC VIII, the Trust, the Owner Trustee and the Indenture Trustee shall be considered third-party beneficiaries of this Agreement.

Section 9.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 9.12. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.13. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.14. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Supplemental Conveyance shall remain operative and in full force and effect and shall survive conveyance of the Purchased Assets by TRS to RFC VIII pursuant to the TRS-RFC VIII Receivables Purchase Agreement, by RFC VIII to the Trust pursuant to the Transfer Agreement and by the Trust to the Indenture Trustee pursuant to the Indenture.

Section 9.15. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Seller agrees that at no time shall it commence, or join in commencing, a bankruptcy case or other insolvency or similar proceeding under the laws of any jurisdiction against TRS, RFC VIII or the Trust.

[END OF ARTICLE IX]

IN WITNESS WHEREOF, TRS and the Seller have caused this Amended and Restated Receivables Purchase Agreement to be duly executed by their respective officers as of the date first above written.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ David L. Yowan
Name: David L. Yowan
Title: Treasurer

AMERICAN EXPRESS NATIONAL BANK

By:	/s/ Denise D. Roberts
Name: Denise D. Roberts
Title: Chief Financial Officer and Treasurer

[Amended and Restated Receivables Purchase Agreement (AENB)]

EXHIBIT A

FORM OF AGGREGATE ADDITION ACCOUNT SUPPLEMENTAL CONVEYANCE

(As required by Section 2.02 of

the Receivables Purchase Agreement)

SUPPLEMENTAL CONVEYANCE No. [        ], dated as of [                    ], by and between AMERICAN EXPRESS NATIONAL BANK, a national banking association (together with its successors and assigns, “AENB” or the “Seller”), and AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation (together with its successors and assigns, “TRS”), pursuant to the Receivables Purchase Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Seller and TRS are parties to an Amended and Restated Receivables Purchase Agreement, dated as of April 1, 2018 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the

“Receivables Purchase Agreement”);

WHEREAS, pursuant to the Receivables Purchase Agreement, the Seller wishes to designate Aggregate Addition Accounts to be included as Accounts and the Seller wishes to convey its right, title and interest in the Receivables of such Aggregate Addition Accounts, whether existing at the Addition Cut-Off Date or thereafter created, to TRS pursuant to the Receivables Purchase Agreement; and

WHEREAS, TRS is willing to accept such designation and conveyance subject to the terms and conditions hereof.

NOW, THEREFORE, the Seller and TRS hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

“Addition Cut-Off Date” shall mean, with respect to the Aggregate Addition Accounts, the opening of business on [                    ].

“Addition Date” shall mean, with respect to the Aggregate Addition Accounts, [                    ].

“Additional Purchased Assets” shall have the meaning set forth in Subsection 3(a).

“Aggregate Addition Accounts” shall mean the Aggregate Addition Accounts, as defined in the Receivables Purchase Agreement, that are designated hereby and listed on Schedule 1 hereto.

“Selection Date” shall mean [(i)] for the added accounts with the code designation “[__],” the close of business on the cycle billing date for such added accounts occurring in the period beginning on the close of business on [________] and ending at the close of business on [_______] [and (ii) for the added accounts with the code designation “[__],” the close of business on the cycle billing date for such added accounts occurring in the period beginning on the close of business on [________] and ending at the close of business on [_________]].

2. Designation of Aggregate Addition Accounts. The Seller delivers or causes to be delivered herewith an Account Schedule containing a true and complete list of the Aggregate Addition Accounts. Such Account Schedule is incorporated into and made part of this Supplemental Conveyance, shall be Schedule 1 to this Supplemental Conveyance and shall supplement Schedule 1 to the Receivables Purchase Agreement.

3. Conveyance of Receivables.

(a) The Seller does hereby sell, transfer, assign, set over and otherwise convey to TRS, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables arising in the Aggregate Addition Accounts (including Related Accounts with respect to such Aggregate Addition Accounts), existing at the Addition Cut-Off Date and thereafter created (unless such Aggregate Addition Account has become a Removed Account), all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof (collectively, the “Additional Purchased Assets”). As purchaser of the Additional Purchased Assets, TRS shall have the right to pledge, assign, transfer, sell and exercise full control over all the Additional Purchased Assets, subject to the interests of any subsequent purchaser or assignee of the Additional Purchased Assets.

(b) If necessary, the Seller shall (i) record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Additional Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale of the Additional Purchased Assets to TRS, (ii) cause such financing statements and amendments to name the Seller, as seller, and TRS, as purchaser, of the Additional Purchased Assets and (iii) to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to TRS as soon as is practicable after filing.

(c) The Seller shall, at its own expense, on or prior to the Addition Date, indicate in its books and records (including its computer files) that all Receivables created in connection with the Aggregate Addition Accounts and the related Additional Purchased Assets have been sold to TRS pursuant to this Supplemental Conveyance.

(d) The parties hereto intend that the conveyance of the Seller’s right, title and interest in and to the Additional Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from the Seller to TRS. It is the intention of the parties hereto that the arrangements with respect to the Additional Purchased Assets shall constitute a purchase and sale of such Additional Purchased Assets and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted, and the Seller does hereby grant, to TRS a first priority perfected security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets to secure the obligations of the Seller hereunder and under the Receivables Purchase Agreement.

(e) To the extent that the Seller retains any interest in the Additional Purchased Assets, the Seller hereby grants to the Trust and the Indenture Trustee a security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets, to secure the performance of all of the obligations of the Seller hereunder and under the Receivables Purchase Agreement. With respect to such security interest and such collateral, each of the Trust and the Indenture Trustee shall have all of the rights that it has under the Transfer Agreement. Each of the Trust and the Indenture Trustee shall also have all of the rights of a secured creditor under the UCC.

4. Acceptance by TRS. TRS hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, the Seller delivered or caused to be delivered to TRS the Account Schedule described in Section 2 of this Supplemental Conveyance with respect to all Aggregate Addition Accounts.

5. Representations and Warranties of the Seller. The Seller hereby acknowledges on the Addition Date that it makes the representations and warranties in Sections 4.01 and 4.02 of the Receivables Purchase Agreement with respect to the Aggregate Addition Accounts.

6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the “Receivables Purchase Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented and amended by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein, shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

7. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8. GOVERNING LAW. THIS SUPPLEMENTAL CONVEYANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Seller and TRS have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the date first above written.

AMERICAN EXPRESS NATIONAL BANK

By:
Name:
Title:

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:
Name:
Title:

Schedule 1 to

Supplemental

Conveyance

AGGREGATE ADDITION ACCOUNTS

EXHIBIT B

FORM OF SUPPLEMENTAL CONVEYANCE FOR NEW ACCOUNTS

(As required by Section 2.03 of

the Receivables Purchase Agreement)

SUPPLEMENTAL CONVEYANCE No. [___], dated as of the Addition Date set forth below, by and between AMERICAN EXPRESS NATIONAL BANK, a national banking association (together with its successors and assigns, “AENB” or the “Seller”), and AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation (together with its successors and assigns, “TRS”), pursuant to the Receivables Purchase Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Seller and TRS are parties to an Amended and Restated Receivables Purchase Agreement, dated as of April 1, 2018 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the

“Receivables Purchase Agreement”);

WHEREAS, pursuant to the Receivables Purchase Agreement, the Seller wishes to designate New Accounts to be included as Accounts and the Seller wishes to convey its right, title and interest in the Receivables of such New Accounts, whether existing at the Addition Cut-Off Date or thereafter created, to TRS pursuant to the Receivables Purchase Agreement; and

WHEREAS, TRS is willing to accept such designation and conveyance subject to the terms and conditions hereof.

NOW, THEREFORE, the Seller and TRS hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

“Addition Cut-Off Date” shall mean, with respect to each New Account, the date on which such New Account is originated.

“Addition Date” shall mean, with respect to the New Accounts, [_________].

“Additional Purchased Assets” shall have the meaning set forth in Subsection 3(a).

“New Account Delivery Date” shall mean the fifteenth calendar day of the month (or, if such fifteenth calendar day is not a Business Day, the next succeeding Business Day) following the Monthly Period in which the Addition Date occurs.

“New Accounts” shall mean the New Accounts, as defined in the Receivables Purchase Agreement, that are designated hereby and to be listed on Schedule 1 hereto.

“Selection Date” shall mean, with respect to each New Account, the date on which such New Account is originated.

2. Designation of New Accounts. The New Accounts are designated hereby.

On the New Account Delivery Date, the Seller shall deliver or cause to be delivered an Account Schedule containing a true and complete list of the New Accounts. Such Account Schedule is incorporated into and made part of this Supplemental Conveyance, shall be Schedule 1 to this Supplemental Conveyance and shall supplement Schedule 1 to the Receivables Purchase Agreement.

3. Conveyance of Receivables.

(a) The Seller does hereby sell, transfer, assign, set over and otherwise convey to TRS, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables arising in the New Accounts (including Related Accounts with respect to such New Accounts), existing at the applicable Addition Cut-Off Date of each New Account and thereafter created (unless such New Account has become a Removed Account), all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including “proceeds” as defined in the UCC) thereof (collectively, the “Additional Purchased Assets”). As purchaser of the Additional Purchased Assets, TRS shall have the right to pledge, assign, transfer, sell and exercise full control over all the Additional Purchased Assets, subject to the interests of any subsequent purchaser or assignee of the Additional Purchased Assets.

(b) If necessary, the Seller shall (i) record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Additional Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale of the Additional Purchased Assets TRS, (ii) cause such financing statements and amendments to name the Seller, as seller, and TRS, as purchaser, of the Additional Purchased Assets and (iii) to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to TRS as soon as is practicable after filing.

(c) The Seller shall, at its own expense, on or prior to the Addition Date, indicate in its books and records (including its computer files) that all Receivables created in connection with the New Accounts and the related Additional Purchased Assets have been sold to TRS pursuant to this Supplemental Conveyance.

(d) The parties hereto intend that the conveyance of the Seller’s right, title and interest in and to the Additional Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from the Seller to TRS. It is the intention of the parties hereto that the arrangements with respect to the Additional Purchased Assets shall constitute a purchase and sale of such Additional Purchased Assets and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted, and the Seller does hereby grant, to TRS a first priority perfected security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets to secure the obligations of the Seller hereunder and under the Receivables Purchase Agreement.

(e) To the extent that the Seller retains any interest in the Additional Purchased Assets, the Seller hereby grants to the Trust and the Indenture Trustee a security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets, to secure the performance of all of the obligations of the Seller hereunder and under the Receivables Purchase Agreement. With respect to such security interest and such collateral, each of the Trust and the Indenture Trustee shall have all of the rights that it has under the Transfer Agreement. Each of the Trust and the Indenture Trustee shall also have all of the rights of a secured creditor under the UCC.

4. Acceptance by TRS. TRS hereby acknowledges that, on the New Account Delivery Date, the Seller has agreed to deliver or cause to be delivered to TRS the Account Schedule described in Section 2 of this Supplemental Conveyance with respect to all New Accounts.

5. Representations and Warranties of the Seller. The Seller hereby acknowledges on the Addition Date that it makes the representations and warranties in Sections 4.01 and 4.02 of the Receivables Purchase Agreement with respect to the New Accounts.

6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the “Receivables Purchase Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented and amended by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein, shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

7. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8. GOVERNING LAW. THIS SUPPLEMENTAL CONVEYANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Seller and TRS have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the date first above written.

AMERICAN EXPRESS NATIONAL BANK

By:
Name:
Title:

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:
Name:
Title:

Schedule 1 to

Supplemental

Conveyance

NEW ACCOUNTS

Schedule 1

LIST OF ACCOUNTS

[Delivered pursuant to Section 2.01(c)]

S-1